Exhibit 5.1

August 10, 2012

Health Management Associates, Inc.

5811 Pelican Bay Blvd., Suite 500

Naples, Florida 34108

Re:	Registration Statement on Form S-4

Ladies and Gentlemen:

We have acted as legal counsel to Health Management Associates, Inc., a Delaware corporation (“Issuer”), and each of the parties listed on Schedule A hereto (the “Guarantors” and, together with the Issuer, collectively, the “Registrants”) in connection with the proposed registration by the Issuer of up to $875,000,000 in aggregate principal amount of the Issuer’s 7.375% Senior Notes due 2020 (the “Exchange Notes”), which the Guarantors will guarantee (the “Guarantees”), pursuant to a Registration Statement on Form S-4 filed by the Registrants with the Securities and Exchange Commission on or about August 10, 2012 (as supplemented or amended, the “Registration Statement”). The Exchange Notes will be issued pursuant to an Indenture, dated as of November 18, 2011, by and among the Issuer, the Subsidiary Guarantors party thereto, and U.S. Bank, National Association, as Trustee (as supplemented by any and all Supplemental Indentures to date, the “Indenture”). The Exchange Notes are to be issued in exchange for, and in replacement of, the Company’s outstanding 7.375% Senior Notes due 2020 having an aggregate principal amount of $875,000,000 (the “Old Notes”). This opinion letter is being furnished in accordance with the requirements of Item 601(b)(5)(i) of Regulation S-K promulgated under the Securities Act of 1933, as amended.

For the purposes of this opinion letter, we have examined the Indenture, the Registration Statement, the form of the Exchange Notes and such other instruments and documents as we have deemed necessary or appropriate, and we have made such examination of laws as we have deemed relevant. We have also examined the companion opinion letters of the law firms listed on Schedule B hereto delivered to you concurrently herewith and, in rendering the opinions set forth below, we have assumed the accuracy thereof. As to certain matters of fact material to the opinions set forth below, we have relied upon representations made in the Indenture and the Registration Statement, certificates of public officials, officers of the Registrants, and information received from searches of public records. We have not independently established such facts.

Based upon and in reliance on the foregoing, and subject to the assumptions and qualifications hereinafter set forth, we are of the opinion that:

1. When (a) the Registration Statement becomes effective, (b) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (c) the Exchange Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the holders of the Old Notes in exchange for the Old Notes and the guarantees related thereto, the Exchange Notes will be validly issued and binding obligations of the Issuer.

1600 BAUSCH & LOMB PLACE ROCHESTER, NY 14604-2711 PHONE: 585.232.6500 FAX: 585.232.2152
ROCHESTER, NEW YORK — BUFFALO, NEW YORK — ALBANY, NEW YORK — NAPLES, FLORIDA

August 10, 2012

Health Management Associates, Inc.

2. When (a) the Registration Statement becomes effective, (b) the Indenture has been duly qualified under the Trust Indenture Act of 1939, as amended, and (c) the Exchange Notes have been duly executed and authenticated in accordance with the provisions of the Indenture and duly delivered to the holders of the Old Notes in exchange for the Old Notes and the guarantees related thereto, the Guarantees will be validly issued and binding obligations of the Guarantors.

The foregoing opinions are subject to (i) bankruptcy, insolvency, moratorium, fraudulent conveyance, fraudulent transfer and other similar laws affecting the rights and remedies of creditors generally, (ii) constitutional and public policy limitations and general principles of equity (regardless of whether enforcement may be sought in a proceeding in equity or at law) and (iii) the discretion of the court before which any proceedings for enforcement of obligations may be brought. In addition, we express no opinion as to the right to collect any payment to the extent that such payment constitutes a penalty, premium, forfeiture, or late payment charge; whether the exercise of a remedy limits or precludes the exercise of another remedy; any purported right of indemnification or exculpation with respect to illegal acts, intentional torts, willful conduct, or violations of securities laws; the effectiveness and enforceability of waivers of counterclaims, defenses, setoff, or statutory, regulatory or constitutional rights; any modification or waiver of rules of evidence, or any provision that purports to specify which party bears the burden of proof, for litigation or similar proceedings; waivers by the Registrants of broad or vague rights; the availability of the appointment of a receiver; or the validity, legally binding effect or enforceability of any provision that permits holders to collect any portion of stated principal amount upon acceleration of the Exchange Notes to the extent determined to constitute unearned interest.

We express no opinion as to the law of any jurisdiction other than the laws of the State of New York, the Delaware General Corporation Law, the Delaware Revised Uniform Limited Partnership Act, the Delaware Limited Liability Company Act, the Florida Business Corporation Act and the Florida Limited Liability Company Act, and the foregoing opinions are based solely on a review of generally applicable laws and not on the basis of any review of any orders, decrees, judgments or other determinations that may be specifically applicable to any of the Registrants. We express no opinion with respect to compliance by the Registrants with the disclosure or anti-fraud requirements of the New York “blue sky” laws or the effect of any non-compliance with such requirements on the enforceability of the Indenture or the Exchange Notes.

We express no opinion herein as to (i) any of the transactions underlying or contemplated by the Indenture or the Exchange Notes or (ii) the validity or enforceability of any agreements cross-defaulted to the Indenture by reference in the Indenture. Without limiting the generality of the foregoing, we express no opinion with respect to the financial terms of those transactions and agreements, the fairness of the terms of those transactions and agreements to any person or entity, or the satisfaction of any fiduciary duties that may exist.

This opinion letter may not be relied upon to the extent subsequent legislative actions or judicial decisions cause changes in the law which would affect the validity of the forgoing opinions if given at that time. We assume no responsibility to revise or amend this opinion letter in the event of such actions or decisions. You may rely on this opinion letter in connection with filing the Registration Statement and we hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement on or about the

August 10, 2012

Health Management Associates, Inc.

date hereof, to the incorporation by reference of this opinion of counsel into the Registration Statement and to the reference to our firm in the prospectus contained with the Registration Statement under the caption “Legal Matters.” In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required by Section 7 of the Securities Act or the rules and regulations promulgated thereunder.

Very truly yours,

/s/ HARTER SECREST & EMERY LLP

August 10, 2012

Health Management Associates, Inc.

Schedule A

Guarantors

Name of Guarantor	State of Organization
AMORY HMA, LLC	MS

BARTOW HMA, LLC	FL

BILOXI H.M.A., LLC	MS

BRANDON HMA, LLC	MS

BREVARD HMA ALF, LLC	FL

BREVARD HMA HME, LLC	FL

BREVARD HMA HOLDINGS, LLC	FL

BREVARD HMA HOME HEALTH, LLC	FL

BREVARD HMA HOSPICE, LLC	FL

BREVARD HMA HOSPITALS, LLC	FL

BREVARD HMA INVESTMENT PROPERTIES, LLC	FL

BREVARD HMA NURSING HOME, LLC	FL

CARLISLE HMA, LLC	PA

CAROLINAS JV HOLDINGS GENERAL, LLC	DE

CAROLINAS JV HOLDINGS, L.P.	DE

CENTRAL FLORIDA HMA HOLDINGS, LLC	DE

CENTRAL STATES HMA HOLDINGS, LLC	DE

CHESTER HMA, LLC	SC

CITRUS HMA, LLC	FL

CLARKSDALE HMA, LLC	MS

FLORIDA HMA HOLDINGS, LLC	DE

FORT SMITH HMA, LLC	AR

HAMLET H.M.A., LLC	NC

HEALTH MANAGEMENT ASSOCIATES, LLC	DE

HMA CAT, LLC	TX

August 10, 2012

Health Management Associates, Inc.

Name of Guarantor	State of Organization
HMA FENTRESS COUNTY GENERAL HOSPITAL, LLC	TN

HMA HOSPITALS HOLDINGS, LLC	DE

HMA SANTA ROSA MEDICAL CENTER, LLC	FL

HOSPITAL MANAGEMENT ASSOCIATES, INC.	FL

JACKSON HMA, LLC	MS

KENNETH HMA, LLC	MO

KEY WEST HMA, LLC	FL

LEHIGH HMA, LLC	FL

LONE STAR HMA, L.P.	DE

MADISON HMA, LLC	MS

MELBOURNE HMA, LLC	FL

MESQUITE HMA GENERAL, LLC	DE

MISSISSIPPI HMA HOLDINGS I, LLC	DE

MISSISSIPPI HMA HOLDINGS II, LLC	DE

MONROE HMA, LLC	GA

NAPLES HMA, LLC	FL

POPLAR BLUFF REGIONAL MEDICAL CENTER, LLC	MO

PORT CHARLOTTE HMA, LLC	FL

PUNTA GORDA HMA, LLC	FL

RIVER OAKS HOSPITAL, LLC	MS

ROCKLEDGE HMA, LLC	FL

ROH, LLC	MS

SEBASTIAN HOSPITAL, LLC	FL

SEBRING HOSPITAL MANAGEMENT ASSOCIATES, LLC	FL

SOUTHEAST HMA HOLDINGS, LLC	DE

SOUTHWEST FLORIDA HMA HOLDINGS, LLC	DE

August 10, 2012

Health Management Associates, Inc.

Name of Guarantor	State of Organization
STATESVILLE HMA, LLC	NC

VENICE HMA, LLC	FL

WINDER HMA, LLC	GA

YAKIMA HMA, LLC	WA

August 10, 2012

Health Management Associates, Inc.

Schedule B

Companion Opinions

Opinion of Balch & Bingham L.L.P.

Opinion of Bass Berry Sims PLC

Opinion of Carrington, Coleman, Sloman & Blumenthal, L.L.P

Opinion of Copeland, Cook, Taylor & Bush, P. A.

Opinion of Lewis, Rice & Fingersh, L.C.

Opinion of Martson, Deardorff, Williams, Otto, Gilroy & Faller

Opinion of Meyer, Fluegge & Tenney, P.S.

Opinion of Parker Poe Adams & Bernstein LLP (North Carolina)

Opinion of Parker Poe Adams & Bernstein LLP (South Carolina)

Opinion of Robinson, Staley, Marshall & Duke, P.A.